Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-203384 on Form S-8 and in Registration Statement  No. 333-211065 on Form F-3 of our report dated March 9, 2017, relating to the financial statements of Check-Cap Ltd. (the “Company”) appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2016.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
 March 9, 2017